Exhibit 99.3

NOTICE OF FULL REDEMPTION

SESI, L.L.C.

6 3/8% Senior Notes due 2019

CUSIP No. 78412FAL8

NOTICE IS HEREBY GIVEN TO THE HOLDERS

OF THE ABOVE REFERENCED NOTES

Pursuant to Section 3.03 of the Indenture, dated as of April 27, 2011 (the “Base Indenture”), by and among SESI, L.L.C. (the “Company”), the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a Supplemental Indenture dated as of February 29, 2012 (“Supplemental Indenture No. 1”), a Supplemental Indenture dated as of May 7, 2012 (“Supplemental Indenture No. 2”), a Supplemental Indenture dated as of August 29, 2014 (“Supplemental Indenture No. 3”) and a Supplemental Indenture dated as of August 3, 2015 (“Supplemental Indenture No. 4” and, together with the Base Indenture, Supplemental Indenture No. 1, Supplemental Indenture No. 2 and Supplemental Indenture No. 3, the “Indenture”), relating to the above-referenced 6 3/8% Senior Notes due 2019 (the “Notes”), the Company has elected to redeem and will redeem on September 18, 2017 (the “Redemption Date”) $500 million aggregate principal amount representing all of the outstanding Notes at a redemption price of 100.000% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest on the Notes redeemed from May 1, 2017 to, but not including, the Redemption Date. Holders of the Notes will be paid the Redemption Price upon presentation and surrender of their Notes for redemption at the addresses indicated below. Notes called for redemption must be so surrendered in order to collect the Redemption Price. The addresses for delivery of the Notes are as follows:

First Class, Registered & Certified Mail:	Courier:	In Person by Hand Only:
The Bank of New York Mellon Trust Company, N.A.	The Bank of New York Mellon Trust Company, N.A.	The Bank of New York Mellon Trust Company, N.A.
P.O. Box 396 East Syracuse, NY 13057 Attn: Debt Processing Unit (ACT)	111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Corporate Trust Window	111 Sanders Creek Parkway East Syracuse, NY 13057 Attn: Corporate Trust Window

All Notes are Global Notes, and Notes to be redeemed must be surrendered for payment in book entry form by transferring the Notes to the Trustee’s account at The Depository Trust Company (“DTC”) in accordance with applicable DTC procedures. Upon receipt of funds for such purpose from the Company, the Paying Agent shall pay, in immediately available funds, the Redemption Price of such Notes to the registered Holder of all Global Notes outstanding, Cede & Co., the nominee for DTC, in accordance with applicable DTC procedures.

On the Redemption Date, the Redemption Price will become due and payable on the Notes called for redemption and, unless the Company defaults in making payment of the Redemption Price, interest on Notes called for redemption shall cease to accrue on and after the Redemption Date. The Company is redeeming the Notes pursuant to the optional redemption provisions of Section 3.07(c) of the Indenture. If any Note contains a CUSIP or ISIN number, no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in this Notice of Redemption and the holder should rely only on the other identification numbers printed on the Notes.

IMPORTANT TAX INFORMATION

Under current United States federal income tax law, backup withholding, at a rate of 28%, generally may apply to any payments made to holders. To avoid backup withholding, each holder that is a beneficial owner of Notes and that is a United States person (as determined for U.S. federal income tax purposes) must timely provide the paying agent a properly completed IRS Form W-9 setting forth the holder’s taxpayer identification number (“TIN”). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders that are United States persons should furnish their TIN, check the box labeled “Exempt from backup withholding,” and sign, date and send the IRS Form W-9 to the paying agent.

A holder that is a beneficial owner of Notes and that is not a United States person (as determined for U.S. federal income tax purposes) generally may establish an exemption from backup withholding by providing to the paying agent an IRS Form W-8BEN or W-8BEN-E, upon which it certifies its foreign status. A holder that is a beneficial owner of Notes and that is not a United States person may also be subject to withholding on amounts attributable to interest unless such holder demonstrates an exemption from such withholding taxes. IRS Forms are available from the IRS at http://www.irs.gov.

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Direct inquiries to the Trustee by telephone to 904-998-4737 or by fax at 904-645-1921.

SESI, L.L.C.

By:	The Bank of New York Mellon Trust Company, N.A.,
as Trustee

Dated: August 17, 2017